As filed with the Securities and Exchange Commission on June 27, 2022

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

American Public Education, Inc.

(Exact name of registrant as specified in its charter)

Delaware	01-0724376
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

111 West Congress Street Charles Town, West Virginia	25414
(Address of Principal Executive Offices)	(Zip Code)

American Public Education, Inc. 2017 Omnibus Incentive Plan

(Full title of the plan)

Thomas A. Beckett

Senior Vice President, General Counsel and Secretary

American Public Education, Inc.

111 West Congress Street

Charles Town, West Virginia 25414

(Name and address of agent for service)

304-724-3700

(Telephone number, including area code, of agent for service)

Copy to:

 William I. Intner

J. Nicholas Hoover

Hogan Lovells US LLP

100 International Drive, Suite 2000

Baltimore, Maryland 21202

(410) 659-2700

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒
Non-accelerated filer	☐	Smaller reporting company	☐
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

EXPLANATORY NOTE

This Registration Statement on Form S-8 (this “Registration Statement”) of American Public Education, Inc. (the “Registrant”) is being filed to register 1,125,000 additional shares of the Registrant’s common stock, par value $0.01 per share (“Common Stock”) authorized for issuance pursuant to the American Public Education, Inc. 2017 Omnibus Incentive Plan, as amended (the “2017 Plan”). The Registrant previously registered shares of Common Stock under the 2017 Plan on a Registration Statement on Form S-8 (File No. 333-218015) filed on May 15, 2017 (the “2017 S-8”) and on a Registration Statement on Form S-8 (File No. 333-238535) filed on May 20, 2020, as amended on May 21, 2020, (the “2020 S-8”). On March 29, 2022, the Registrant’s Board of Directors adopted an amendment to the 2017 Plan to increase the number of shares of Common Stock available for issuance thereunder by 1,125,000 (the “Amendment”), subject to stockholder approval. The Registrant's stockholders approved the Amendment at the Registrant’s Annual Meeting of Stockholders on May 20, 2022.

As permitted by General Instruction E to Form S-8, this Registration Statement incorporates by reference the contents of the 2017 S-8 and the 2020 S-8, except to the extent supplemented, amended, or superseded by the information set forth herein.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8. Exhibits.

Exhibit Number	Description

4.1	Form of certificate representing the Common Stock, $0.01 par value per share, of the Registrant (incorporated by reference to exhibit filed with the Registrant’s Registration Statement on Form S-1 (File No. 333-145185)).

5.1	Opinion of Hogan Lovells US LLP.

23.1	Consent of Hogan Lovells US LLP (included in Exhibit 5.1).

23.2	Consent of Deloitte & Touche, LLP, independent registered public accounting firm.

24.1	Power of Attorney.

99.1	American Public Education, Inc. 2017 Omnibus Incentive Plan (incorporated by reference to exhibit filed with the Registrant’s Current Report on Form 8-K (File No. 001-33810) filed with the Commission on May 15, 2017).

99.2	Amendment Number One to the American Public Education, Inc. 2017 Omnibus Incentive Plan (incorporated by reference to exhibit filed with the Registrant's Current Report on Form 8-K (File No. 001-33810) filed with the Commission on May 18, 2020.

99.3	Amendment Number Two to the American Public Education, Inc. 2017 Omnibus Incentive Plan (incorporated by reference to exhibit filed with the Registrant's Current Report on Form 8-K (File No. 001-33810) filed with the Commission on May 24, 2022.

107	Filing Fee Table.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Baltimore, State of Maryland, on June 27, 2022.

AMERICAN PUBLIC EDUCATION, INC.

By:	/s/ Richard W. Sunderland, Jr., CPA
Richard W. Sunderland, Jr., CPA
Executive Vice President and Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ Angela Selden	President, Chief Executive Officer	June 27, 2022
Angela Selden	and Director (Principal Executive Officer)

/s/ Richard W. Sunderland, Jr. CPA	Executive Vice President and	June 27, 2022
Richard W. Sunderland, Jr., CPA	Chief Financial Officer (Principal Financial and Accounting Officer)

*	Chairperson of the Board of Directors	June 27, 2022
Eric C. Andersen

*	Director	June 27, 2022
Granetta B. Blevins

*	Director	June 27, 2022
Anna M. Fabrega

*	Director	June 27, 2022
Jean C. Halle

*	Director	June 27, 2022
James Kenigsberg

*	Director	June 27, 2022
Dr. Barbara L. Kurshan

*	Director	June 27, 2022
Daniel S. Pianko

*	Director	June 27, 2022
William G. Robinson, Jr.

*	Director	June 27, 2022
Lt. Gen (Ret.) Vincent Stewart

*By:	/s/ Richard W. Sunderland, Jr., CPA
Richard W. Sunderland, Jr., CPA
Attorney in Fact